UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     August 25, 2004

CATALYST SEMICONDUCTOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21488	77-0083129
(State or other jurisdictionof incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Borregas Avenue, Sunnyvale, California		94089
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (408) 542-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 25, 2004, the board of directors of Catalyst Semiconductor, Inc. (“Catalyst”), acting upon the recommendation of the compensation committee of the board of directors, adopted a Fiscal 2005 Bonus Plan that provides for the payment of quarterly cash bonuses to participating employees.  The plan is designed to provide compensation incentives for participating employees, including executive officers, based on individual and company performance.

The plan provides for three separate bonus pools: a discretionary pool and a profit sharing pool that each provide for payments to non-executive employees, and an executive pool that provides for payments to executive officers.  The discretionary pool provides for aggregate payments of up to $50,000 per fiscal quarter plus a variable amount that is based upon Catalyst’s return on equity (“ROE”) for that quarter.  Bonuses from the discretionary pool may be paid to non-executive employees quarterly at the discretion of the chief executive officer.  The profit sharing pool provides for maximum annual payments of up to 10% of each non-executive employee’s annual base salary as determined based upon ROE.  Bonuses from the profit sharing pool are paid to non-executive employees at a rate of $500 per employee at the end of each of the first three fiscal quarters of fiscal 2005, with the remainder (up to the 10% maximum) to be paid at the end of the fiscal year.

The executive pool provides for quarterly payments to executive officers based upon ROE and individual performance.  As identified in the table below, the aggregate bonus payments to each executive officer for all four fiscal quarters are based upon a targeted percentage of the executive officer’s annual base salary.  The actual bonus payments, if any, are calculated based upon a formula that weights scores for ROE and the executive officer’s achievement of individual performance goals determined by the compensation committee.  The individual performance goals vary by executive and are based on specified management initiatives and/or execution against Catalyst’s strategic plan.  Underachievement or overachievement of targeted ROE and individual performance goals can result in lower or higher scores for those milestones, and, as a result, lower or higher bonus payments than the targeted percentage of base salary.  In addition, the maximum quarterly payment varies by fiscal quarter based upon the following percentages of the total targeted annual payment: 12% for the fiscal first quarter, 15% for the fiscal second quarter, 23% for the fiscal third quarter and 50% for the fiscal fourth quarter.  The plan also limits the aggregate quarterly bonuses that may be paid to each executive officer at a maximum percentage of the executive officer’s annual base salary.

Following each fiscal quarter, the compensation committee reviews the ROE and the individual performance goals, determines the scores applicable to each executive officer, reviews and confirms the bonus payments, if any, for each executive officer, and may adjust the individual performance goals of one or more executive officers.

Additional information relating to the executive pool applicable to the executive officers of Catalyst is summarized in the table below, including the aggregate bonus amounts that were actually paid to the executive officers of Catalyst in connection with the Fiscal 2005 Bonus Plan.  As of July 14, 2005, the plan was terminated and no further payments will be made.

Name and Title:	Targeted Aggregate Bonus as% of Annual Base Salary:	Maximum Aggregate Bonus as% of Annual Base Salary:	Weighting of ROE vs. Individual Performance:	Aggregate Payments under Fiscal 2005 Bonus Plan:

Gelu Voicu, chief executive officer	65% (2005 annual base salary = $350,000)	130%	50% ROE & 50% Individual Performance	$217,748

Thomas E. Gay III, vice president of finance and administration and chief financial officer	50% (2005 annual base salary = $205,000)	100%	50% ROE & 50% Individual Performance	$96,057

Irvin W. Kovalik, vice president of sales	50% (2005 annual base salary = $196,000)	100%	50% ROE & 50% Individual Performance	$91,891

George Smarandoiu, vice president of product design	50% (2005 annual base salary = $187,000)	100%	50% ROE & 50% Individual Performance	$86,770

Sorin Georgescu, vice president of technology development	50% (2005 annual base salary = $187,000)	100%	50% ROE & 50% Individual Performance	$87,880

Barry Wiley, vice president of corporate marketing*	50% (2005 annual base salary = $165,000)	100%	100% Individual Performance	$53,168

* Mr. Wiley’s employment with Catalyst terminated on July 20, 2005.

Item 9.01  Financial Statements and Exhibits.

(c)                                  Exhibits

Exhibit	Description

10.91*	Fiscal 2005 Bonus Plan

* Registrant has omitted portions of the referenced exhibit and filed such exhibit separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 5, 2005

CATALYST SEMICONDUCTOR, INC.

By:	/s/ Gelu Voicu
Gelu Voicu
President and Chief Executive Officer

By:	/s/ Thomas E. Gay III
Thomas E. Gay III
Vice President, Finance and Administration and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description

10.91*	Fiscal 2005 Bonus Plan.

* Registrant has omitted portions of the referenced exhibit and filed such exhibit separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934.